Exhibit 99.1
For Further Information Contact:
Douglas W. Dougherty
Chief Financial Officer
(317) 594-2627
For Immediate Release:
August 14, 2006
MARSH SUPERMARKETS REAFFIRMS SUPPORT FOR
MSH SUPERMARKETS TRANSACTION
Marsh Shareholders to Receive $11.125 per Share in Cash from MSH Supermarkets
Marsh Shareholder Meeting Called for September 22, 2006
Cardinal/Drawbridge Withdraws Indication of Interest to Acquire Marsh
INDIANAPOLIS, August 14, 2006 — Marsh Supermarkets, Inc. (Nasdaq Global Market: MARSA) (Nasdaq Global Market: MARSB) (“Marsh” or the “Company”) today announced that its Board of Directors has reaffirmed its support for the acquisition of Marsh by MSH Supermarkets Holding Corp. (“MSH Supermarkets”), an affiliate of Sun Capital Partners, Inc. As previously announced on May 3, 2006, Marsh’s Board of Directors unanimously approved a definitive merger agreement with MSH Supermarkets, under which MSH Supermarkets will acquire all of the outstanding shares of both of classes of common stock of Marsh for $11.125 per share in cash without any financing condition.
Separately, the Company noted that it had been advised by MSH Supermarkets and Cardinal Paragon, Inc. and Drawbridge Special Opportunities Advisors LLC, “Cardinal/Drawbridge,” that those parties signed a letter of intent to enter into a sale/leaseback agreement under which Cardinal/Drawbridge would have the opportunity for a period of 45 days to provide MSH Supermarkets with sale/leaseback financing. The sale/leaseback is subject to completion of due diligence by Cardinal/Drawbridge and negotiation and finalization of definitive documentation and the arrangement of financing. Cardinal/Drawbridge has withdrawn its indication of interest to acquire Marsh. The letter of intent also prohibits Cardinal/Drawbridge from pursuing any acquisition of Marsh without the consent of MSH Supermarkets. In addition, all claims asserted in the declaratory judgment action filed by Marsh in June will be dismissed.
Don E. Marsh, Chairman of the Board and Chief Executive Officer of Marsh Supermarkets, Inc., said, “I am pleased that we are moving forward with the MSH Supermarkets transaction. We continue to believe that our proposed sale to MSH Supermarkets is in the best interests of Marsh and all of our shareholders. We have called a special meeting of Marsh shareholders to be held on September 22, 2006. Our Board recommends that all Marsh shareholders support this compelling offer.”
Gary Talarico, Managing Director of Sun Capital Partners and Vice President of MSH Supermarkets, said, “Our all-cash offer provides Marsh shareholders with significant value for their investment and has the support of Marsh’s Board of Directors. We are also pleased to have concluded the letter of intent with Cardinal/Drawbridge regarding a potential financing. Sun Capital’s commitment to acquire the Company offers certainty to Marsh shareholders and is not contingent on any external financing. We look forward to owning and operating Marsh’s supermarkets, Village Pantry convenience stores, and other businesses and to the smooth and rapid completion of this transaction.”
The MSH Supermarket acquisition has no financing contingency, and is subject to customary closing conditions, including the approval of Marsh shareholders. The transaction is expected to be completed by the end of September 2006.
About Marsh Supermarkets, Inc.
          The Company is a leading regional chain, operating 68 Marsh® supermarkets, 38 LoBill® Foods stores, eight O’Malia® Food Markets, 154 Village Pantry® convenience stores, and two Arthur’s Fresh Market stores in Indiana and western Ohio. The Company also operates Crystal Food Services(sm), which provides upscale catering, cafeterias management, office coffee, coffee roasting, vending and the concessions, and restaurant management and Primo Banquet Catering and Conference Centers, Floral Fashions® and McNamara Florist®.
Where to Find Additional Information
          The Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and will file with the SEC and mail to its shareholders a definitive proxy statement in connection with the proposed merger with MSH Supermarkets. Investors are urged to carefully read the preliminary proxy statement, the definitive proxy statement, and any other relevant documents filed with the SEC when they become available, because they will contain important information about the Company and the proposed merger. The definitive proxy statement will be mailed to the shareholders of the Company prior to the shareholder meeting. In addition, investors and security holders may obtain free copies of the preliminary proxy statement, and will be able to obtain free copies of the definitive proxy statement, when it becomes available, and other documents filed by the Company with the SEC, at the Web site maintained by the SEC at www.sec.gov. These documents may also be accessed and downloaded for free from the Company’s Web site at www.marsh.net, or copies may be obtained, without charge, by directing a request to Corporate Secretary, Marsh Supermarkets, Inc., 9800 Crosspoint Boulevard, Indianapolis, Indiana 46256, (317) 594-2628.
Participants in the Solicitation
          The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger with MSH Supermarkets. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K, which was filed with the SEC on June 30, 2006, and the Company’s Form 10-K/A, which was filed with the SEC on July 31, 2006. Additional information regarding the interests of participants in the solicitation is contained in the preliminary proxy statement on file with the SEC and will be set forth in the definitive proxy statement to be filed with the SEC in connection with the proposed transaction.
Cautionary Note Regarding Forward-Looking Statements
          This press release includes certain forward-looking statements (statements other than those made solely with respect to historical fact). Actual results could differ materially and adversely from those contemplated by the forward-looking statements due to known and unknown risks and uncertainties, many of which are beyond the Company’s control. The forward-looking statements and the Company’s future results, liquidity and capital resources are subject to risks and uncertainties including, but not limited to, the following: uncertainty regarding the purported class and derivative actions filed against the Company’s directors, its former president and Sun Capital Partners, Inc.; uncertainties regarding the approval of the proposed merger with MSH Supermarkets by Company shareholders and consummation of the transaction; the entry of new or remodeled competitive stores into the Company’s market areas; the level of discounting and promotional spending by competitors; the Company’s ability to improve comparable store sales; the level of margins achievable in the Company’s operating divisions; the stability and timing of distribution incentives from suppliers; changes in the terms on which suppliers require the Company to pay for store merchandise; softness in the local economy; the Company’s ability to control expenses including employee medical costs, labor, credit card fees, and workers compensation and general liability expense; uncertainties regarding gasoline prices and margins; the success of the Company’s new and remodeled stores; uncertainties regarding the cost savings of store closings and other restructuring efforts; uncertainties regarding future real estate gains due to limited real estate holdings available for sale; potential interest rate increases on variable rate debt, as well as terms, costs and the availability of capital; the Company’s ability to collect outstanding notes and accounts receivable; uncertainties related to state and federal taxation and tobacco and environmental legislation; uncertainties associated with pension and other retirement obligations; uncertainties related to the outcome of other pending litigation; the timely and on budget completion of store construction, conversion and remodeling; and other known and unknown risks and uncertainties. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances except as required by law.